UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Juniper Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 11, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Juniper Pharmaceuticals, Inc. (“Juniper” or the “Company”) on June 30, 2017, at 9:00 a.m. Eastern Time at 100 Northern Ave., Boston, Massachusetts 02210.

Your Board of Directors recommends a vote “FOR” the election of each of the seven nominees for director, “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2017, “FOR” the advisory vote to approve the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement, and for the approval, on an advisory basis, that future votes on the compensation of our named executive officers be held “EVERY YEAR”.

We hope you can join us at this meeting. As a stockholder, your participation in the affairs of Juniper is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card, or, if you hold your shares in street name and the firm that holds your shares offers voting by Internet or telephone, by voting online or by telephone, using the procedures described in the voting instruction form provided by your broker or nominee. If you decide to attend the Annual Meeting, you will be able to vote in person even if you have previously voted.

Our 2016 Annual Report and Proxy Statement for the Annual Meeting are enclosed. We hope you find them informative reading.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of Juniper.

Sincerely yours,
Alicia Secor
President and Chief Executive Officer

James A. Geraghty
Chairman of the Board of Directors

33 Arch Street, Suite 3110, Boston, Massachusetts 02110

TEL: (617) 639-1500 FAX: (617) 482-0618 http://www.juniperpharma.com

JUNIPER

PHARMACEUTICALS, INC

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. Eastern Time on June 30, 2017

PLACE	100 Northern Ave., Boston, Massachusetts 02210

ITEMS OF BUSINESS	1. To elect seven members to the Board of Directors.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

3. To conduct an advisory vote to approve the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement.

4. To conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

5. To transact any other business properly brought before the Annual Meeting.

RECORD DATE	You are entitled to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment thereof if you were a stockholder at the close of business on May 8, 2017.

ANNUAL REPORT	Our 2016 Annual Report is enclosed and is a part of our proxy materials being provided to you.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2016 Annual Report are available at: http://www.astproxyportal.com/18460/

By Order of the Board of Directors,

Corporate Secretary
May 11, 2017

IMPORTANT

IT IS IMPORTANT THAT YOU RETURN YOUR PROXY PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IF YOUR BROKER PROVIDES FOR VOTING ONLINE OR BY TELEPHONE, YOU MAY VOTE ONLINE OR BY TELEPHONE USING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING VOTING INSTRUCTION FORM PROVIDED BY YOUR BROKER.

SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING, IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

Important Notice Regarding the Availability of Proxy Materials for Juniper Pharmaceuticals, Inc.’s

2017 Annual Meeting of Stockholders to be Held on June 30, 2017.

This Proxy Statement and our 2016 Annual Report are available at

http://www.astproxyportal.com/18460/

In accordance with rules of the Securities and Exchange Commission, this website does not use “cookies”, track the identity of anyone accessing the website to view the proxy materials, or gather any personal information.

Table of Contents

ATTENDANCE AND VOTING MATTERS

Q:	Why am I receiving these materials?
A:

The Board of Directors (the “Board”) of Juniper Pharmaceuticals, Inc. (“Juniper,” the “Company,” “we,” “our,” or “us,” as the context requires) is providing this proxy statement (this “Proxy Statement”) and accompanying proxy card to solicit your proxy in connection with Juniper’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on June 30, 2017. The Board is requesting your vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card, or voting instruction form, as applicable, are being distributed on or about May 11, 2017.

Q:	Who is soliciting the proxies?
A:

We are soliciting proxies in the form enclosed on behalf of the Board. Our Board has selected the persons named on the enclosed proxy card (the “Named Proxies”) to vote all shares for which the Company has been appointed to act as proxy at the Annual Meeting. The Named Proxies will vote any properly executed proxy, if received in time and not revoked, at the Annual Meeting in accordance with your directions. The Named Proxies will vote any signed proxy that fails to specify a choice on any proposal to be acted upon at the Annual Meeting in accordance with the Board’s voting recommendations (as described below in “What are the Board’s voting recommendations?”), and in the Named Proxies’ discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:	What information is contained in these materials?
A:

This Proxy Statement contains information related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and Juniper’s named executive officers, and other required information. We have also enclosed for your review Juniper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Annual Report”), which contains financial and other information about our business during our last fiscal year.

Q:	What proposals will be voted on at the Annual Meeting?
A:	There are four matters on which a vote is scheduled at the Annual Meeting:
•	The election of seven directors to the Board;
•	The ratification of the appointment of PricewaterhouseCoopers LLP as Juniper’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	A non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement (“say-on-pay”); and
•	A non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of our named executive officers.

We will also consider and vote upon any other business properly brought before the Annual Meeting, or any adjournment or postponement thereof.

Q:	What are the Board’s voting recommendations?
A:	The Board recommends that you vote your shares:
•	FOR the election of each of the seven nominees named herein to the Board;
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Juniper’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR the approval of the non-binding, advisory say-on-pay vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and
•	For “EVERY YEAR” on the frequency of future non-binding, advisory votes on the compensation of our named executive officers.
Q:	What shares may I vote?
A:

You may vote all shares of Juniper’s Common Stock, par value $0.01 per share (“Common Stock”), and Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), that you owned as of the close of business on May 8, 2017 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and
2.	those held for you as the beneficial owner through a bank, broker, or other nominee at the close of business on the Record Date.

Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 2.5 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible). Juniper’s Series C Convertible Preferred Stock has no voting rights.

On the Record Date, there were approximately 10,843,752 shares of Common Stock issued and outstanding and 130 shares of Series B Preferred Stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most Juniper stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Juniper’s transfer agent, American Stock Transfer & Trust Company LLC (the “Transfer Agent”), you are considered, with respect to those shares, the  stockholder of record  and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to vote your shares in person at the Annual Meeting or grant a proxy to vote your shares to the Company or any other person who will appear in person at the Annual Meeting, and any adjournment and postponement thereof, to vote your shares on your behalf.  Stockholders of record are requested to complete, date, sign and return (in the prepaid envelope provided for this purpose) the enclosed form of proxy for your shares, giving the Company the right to vote your shares for you at the Annual Meeting, as you direct.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and your bank, broker or nominee is forwarding these proxy materials to you. Your bank, broker, or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting. Your bank, broker, or nominee has enclosed a voting instruction form for you to use.

Q:	May I attend the Annual Meeting in person?
A:	You are invited to attend the Annual Meeting and we encourage all stockholders of Juniper to attend the Annual Meeting.

All stockholders attending the Annual Meeting will be asked to present a form of photo identification, such as a driver’s license, in order to be admitted to the Annual Meeting. All bags or packages permitted in the meeting room will be subject to inspection. No cameras, computers, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags, or packages will be permitted in the Annual Meeting. The use of mobile phones, tablets, laptops and similar electronic devices during the Annual Meeting is prohibited, and such devices must be turned off and put away before entering the meeting room. By attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting, copies of which will be distributed to attendees at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?
A:

You may vote shares you hold directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card. Voting in person at the Annual Meeting will revoke any proxy you submitted earlier.

If you are the beneficial owner of shares held in street name and your bank, broker, or nominee is forwarding these proxy materials to you, you may vote the shares in person at the Annual Meeting only if you have obtained a signed proxy from your bank, broker, or nominee ( i.e., the record holder) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?
A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your bank, broker, or other nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction form included by your bank, broker or nominee.

By Mail—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card provided by your bank, broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct at the Annual Meeting. If you sign but do not provide instructions, your shares will be voted as described below in “ How are votes counted? ”

On the Internet—If you hold your shares in street name and the firm that holds your shares offers online voting, your broker voting instruction form will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record, you may not vote online.

By Telephone—If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction form will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record, you may not vote by telephone.

Q:	May I change or revoke my vote?
A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.

If you hold your shares directly and returned your proxy by mail, you must (a) file with Juniper’s Transfer Agent a written notice of revocation or (b) timely deliver a valid, later-dated proxy. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to Juniper’s Transfer Agent before the Annual Meeting or you vote at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.

Q:	How are votes counted?
A:

You may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting on, each of Proposals 1 - 3. For Proposal 4, you may vote every “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or “ABSTAIN” from voting.  For abstentions, see “What happens if I abstain from voting” below.

If you are a record holder and you sign your proxy card with no further instructions, the Named Proxies will vote your shares in accordance with the recommendations of the Board.

If you are a beneficial owner and you have not provided voting instructions to your broker, your broker may exercise discretion to vote your shares only with respect to the ratification of our independent registered public accounting firm (Proposal 2). Your broker does not have discretionary authority to vote your shares in the election of directors (Proposal 1), on the non-binding, advisory say-on-pay vote (Proposal 3), or on the non-binding, advisory vote on the frequency of future say-on-pay votes (Proposal 4), resulting in a “broker-non-vote” with respect to these matters.  See“What is a broker non-vote?” for more information.

Q:	What is the quorum requirement for the Annual Meeting?
A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of Common Stock and shares of Common Stock into which the Series B Preferred Stock is convertible (collectively, the “Shares”). The Shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is the voting requirement to approve each of the proposals?
A:

In the election of directors (Proposal 1), for each director, a majority of the votes cast by the Shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors at the meeting, will elect such director.

If an incumbent nominee is not elected by a majority of the votes cast with respect to such director, our bylaws require the incumbent director to tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) will then make a recommendation to the Board on whether to accept or reject the director’s tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, and publically disclose its decision and rationale within ninety (90) days from the date of the certification of the elections results.

Approval of the ratification of our independent registered public accounting firm (Proposal 2), and the non-binding advisory say-on-pay vote (Proposal 3) will require the affirmative vote of a majority of the votes cast on such proposal by the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

For the advisory vote on the frequency of future say-on-pay votes (Proposal 4) the option of every one year, two years, or three years that receives the highest number of affirmative votes cast will be the frequency deemed recommended by stockholders.

In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?
A:

If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any proposal, the Shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. While Abstentions will not count as votes cast in favor of the proposal, they will count as votes cast on the proposal. As a result, other than with respect to the advisory vote on the frequency of future say-on-pay votes (Proposal 4), which will be determined as described above, an abstention on a proposal will have the same effect as a vote AGAINST the proposal.

Q:	What is a “broker non-vote”?
A:

A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposal(s) and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of our independent registered public accounting firm (Proposal 2). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of directors (Proposal 1), the advisory say-on-pay vote (Proposal 3), or the advisory vote on the frequency of future say-on-pay votes (Proposal 4). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposals 1, 3 or 4.

Q:	Will I have dissenters’ rights?
A:	No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the proposals.
Q:	What does it mean if I receive more than one proxy card or voting instruction form?
A:	It means your Shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards and voting instruction forms you receive.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 44.

OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

Common Stock. The following table sets forth, as of May 8, 2017, information with respect to the beneficial ownership of Juniper’s Common Stock by:

•	each person known to us to be the beneficial owner of more than 5% of Juniper’s Common Stock;
•	each of Juniper’s directors and director nominees;
•	each of the individuals included in the Summary Compensation Table (collectively, the “named executive officers”); and
•	all of Juniper’s current directors and executive officers as a group.

The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the Securities and Exchange Commission (“SEC”); this information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before July 7, 2017 (60 days after May 8, 2017) through the conversion of shares of convertible preferred stock or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power with respect to the shares set forth in the table below.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)
5% Stockholders:
BlackRock, Inc.(2)	657,213	6.1%
Directors and Named Executive Officers:
Alicia Secor (4)(9)	—	*	%
Dr. Frank M. Armstrong (4)(8)	19,928	*	%
Frank C. Condella, Jr.(3)(4)(5)(7)	316,406	2.9%
Dr. Cristina Csimma (4)	27,199	*	%
George O. Elston (4)(6)	1,000	*	%
James A. Geraghty(3)(4)	111,819	1.0%
Dr. Mary Ann Gray (4)	7,334	*	%
Dr. Bridget A. Martell(3)(4)	42,501	*	%
Ann Merrifield (4)	15,193	*	%
Dr. Nikin Patel(3) (4)	243,883	2.2%
All Current Directors, Nominees and Executive Officers as a Group (11 persons)(3)	785,263	7.2%

*	Signifies less than 1%
(1)

Based on 10,843,752 shares outstanding at May 8, 2017. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before July 7, 2017 (60 days after May 8, 2017) are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

(2)

Based upon information contained in a Schedule 13G filed with the SEC on January 25, 2017 by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 646,013 shares and sole dispositive power with respect to 657,213 shares. The address of BlackRock, Inc. is 55 East 52nd  Street, New York, NY 10055.

(3)

Includes shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days after May 8, 2017, as follows: Mr. Condella, 230,622 shares; Mr. Geraghty, 46,666 shares; Dr. Martell, 42,501 shares; and Dr. Patel, 54,499 shares.

(4)	Address: c/o Juniper Pharmaceuticals, Inc., 33 Arch Street, Suite 3110, Boston, Massachusetts 02110.
(5)	Mr. Condella separated from the Company as CEO on August 1, 2016. He will not stand for re-election at the Annual Shareholders Meeting.
(6)	Mr. Elston separated from the Company as CFO on December 31, 2016.
(7)	Mr. Condella and his wife, Mary Condella, each has shared power to vote and dispose of 79,720 shares of Common Stock beneficially owned by Mr. Condella.
(8)

Consists of 19,928 shares of Common Stock held directly by Dr. Frank M Armstrong Consulting Ltd.  Dr. Armstrong is a director and shareholder of Dr. Frank M Armstrong Consulting Ltd.  His wife is a shareholder of Dr. Frank M Armstrong Consulting Ltd. and may be deemed to have beneficial ownership of these securities.

(9)	Does not include 5,000 shares of Common Stock held in Ms. Secor's husband’s, James McGorry’s, self-directed IRA.

Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of May 8, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 (the “Exchange Act”), and the rules issued thereunder, requires our directors and executive officers and beneficial owners of more than 10% of the outstanding shares of our equity securities to file reports of ownership and changes in beneficial ownership of our equity securities with the SEC. Copies of these reports are furnished to the Company. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on our review of the copies of such reports furnished to us, and representations from the persons subject to Section 16(a) of the Exchange Act with respect to our Company, we believe that during 2016 all of our executive officers, directors, and 10% stockholders complied with the Section 16(a) requirements except that each of Frank Condella, Nikin Patel, Bridget Martell and George Elston each filed a late Form 4 on July 6, 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 13, 2016 (the “Dismissal Date”), the Audit Committee of the Board (the “Audit Committee”) recommended and approved the dismissal of BDO USA, LLP, as the Company’s independent registered public accounting firm. The reports of BDO USA, LLP on the consolidated audited financial statements of the Company for the years ended December 31, 2015 and 2014, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the years ended December 31, 2015 and 2014 and through the Dismissal Date, there were no disagreements with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO USA, LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements of the Company for such years. During the years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness reported on the Company’s annual report on Form 10-K for the year-ended December 31, 2014 and the material weakness reported on the Company’s quarterly report for the quarter-ended March 31, 2014.  Subsequent to the Dismissal Date, management revised its assessment of internal control over financial reporting as of December 31, 2015 due to the identification of material weaknesses, in connection with financial statement restatements. Accordingly, BDO USA, LLP’s opinion on the effectiveness of Juniper Pharmaceutical Inc.’s internal control over financial reporting as of December 31, 2015 was revised to reflect the two material weaknesses reported on the Company’s revised annual report on Form 10-K/A.

Also on June 13, 2016, the Audit Committee recommended and approved the selection of PricewaterhouseCoopers LLP (“PwC”), as the Company’s new independent registered public accounting firm. During the years ended December 31, 2015 and 2014, and through the Dismissal Date, neither the Company, nor anyone on its behalf, consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of the Company; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees and Services

The table below sets forth the aggregate fees billed to the Company by BDO USA, LLP for the year ended December 31, 2015 and the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the year ended December 31, 2016.

	2016	2015
Audit Fees(1)	$998,384	$639,795
Tax Fees(2)	—	30,900
Total	$998,384	$670,695

(1)	Audit fees consisted of fees for audit work performed in the audit of financial statements, as well as fees for quarterly reviews and registration statements.
(2)	Tax fees consisted principally of fees for work performed with respect to tax compliance and tax planning.

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees, and considers whether approval of the proposed services will have a detrimental impact on the auditor’s independence. On an annual basis, our management reports to the Audit Committee all audit and non-audit services performed during the previous 12 months and all fees billed by our independent registered public accounting firm for such services. In fiscal 2016 and 2015, all audit, audit-related and non-audit services and the corresponding fees were approved by the Audit Committee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board in General

The Board is currently comprised of eight members, each of whose current term of office as a director expires at the Annual Meeting. The Board can fill vacancies and newly created directorships, as well as provide for a greater or lesser number of directors.  Mr. Frank C. Condella, Jr. will not stand for re-election at the Annual Meeting.  The size of the Board will be reduced to seven following the Annual Meeting.

Biographical information with respect to our directors is provided in the table below.

There are no arrangements or understandings between any of our directors and any other persons pursuant to which such director was selected as a director. There are no family relationships among any of the executive officers and directors of the Company.

Name	Position with the Company	Age	Director Since
Dr. Frank M. Armstrong	Director	60	2013
Dr. Cristina Csimma	Director	58	2010
James A. Geraghty	Chairman of the Board	62	2015
Dr. Mary Ann Gray	Director	64	2016
Ann Merrifield	Director	66	2015
Dr. Nikin Patel	Director and Chief Operating Officer	44	2013
Alicia Secor	Director and Chief Executive Officer	54	2016

Frank M. Armstrong, FRCPE, FFPM has been a director of the Company since September 2013. Dr. Armstrong led Medical Science and Innovation in R&D at Merck Serono from 2010 to 2011 and previously led Worldwide Product Development at Bayer AG from 1998 to 2001 and the Worldwide Medical Organization at Zeneca from 1996 to 1998. He also served as Chief Executive Officer of Fulcrum Pharma plc (professional services/CRO) from 2008 to 2010; President and Chief Executive Officer of CuraGen Corp. (oncology therapeutics) from 2006 to 2007; Chief Executive Officer of Bioaccelerate from 2005 to 2006; Chief Executive Officer of Provensis Pharmaceuticals, a subsidiary of BTG PLC (healthcare), from 2003 to 2004; and Chief Executive Officer of Phoqus Pharmaceuticals plc (drug delivery) from 2002 to 2003. Since 2012, Dr. Armstrong has served as a Director of Dr. Frank M Armstrong Consulting Ltd.

Dr. Armstrong holds an honours degree in Biochemistry and MBChB in Medicine from the University of Edinburgh in Scotland. He was elected as a Fellow of the Faculty of Pharmaceutical Physicians (FFPM) in 1994, and Fellow of Royal College of Physicians, Edinburgh (FRCPE) in 1993.

Dr. Armstrong is currently the non-executive Chairman of Summit plc (drug discovery and development), a position he has held since June 2013; the non-executive Chairman of Caldan Therapeutics (metabolic disease), a position he has held since March 2016; the non-executive Chairman of Faron Pharmaceuticals (drug discovery and development), a position he has held since September 2015; and a non-executive Director of Mereo Biopharma (drug discovery and development), a position he has held since July 2015. He served as the executive Chairman of Asceneuron SA (biotechnology) from 2012 to 2013; the non-executive Chairman of RedXPharma (drug discovery and development) from 2014 to 2017; and the Chairman of Xceleron Inc. (bioanalytical services) from 2012 to 2017. He is also a member of the Strategic Advisory Board of Healthcare Royalty Partners, a position he has held since 2009.

Qualifications: Dr. Armstrong is an experienced, medically qualified, pharmaceutical executive with over 20 years of experience in development and management at major pharmaceutical and leading biotechnology companies in the U.K., U.S., Switzerland and Germany. Dr. Armstrong’s experience spans all aspects of the drug evaluation, development and commercialization processes.

Cristina Csimma, PharmD, MHP has been a director of the Company since September 2010. She has also been Executive Chair of Exonics Therapeutics, Inc. (a rare disease company) since February 2017 and has been engaged in strategic advisory roles with the biopharmaceutical and venture capital industries, as well as government and patient organizations. She was also a director at Vtesse Inc. (a rare disease company) from January 2015 until its acquisition in March 2017.  Dr. Csimma was a President and the founding Chief Executive Officer of Cydan Development, Inc. (therapeutics for orphan diseases) from November 2012 until April 2014, and was a director of the company from April 2014 through December 2014. Prior to that she served as Vice President, Drug Development, of Virdante Pharmaceuticals, Inc., from January 2009 to May 2011. She was a principal of Clarus Ventures, LLC (life sciences venture capital) from 2006 through 2008. She was Senior Director/Director, Experimental Medicine and Translational Research, Wyeth Research (pharmaceuticals) from 2001 to 2006, and Director, Clinical Research and Development, Wyeth Research (pharmaceuticals) from 2000 to 2001. Previously, Dr. Csimma held various positions, including Associate Director, Clinical Research, with Genetics Institute from 1988 to 2000, and was a Clinical Pharmacist with Dana-Farber Cancer Institute from 1983 to 1988.

Dr. Csimma has also served on the National Institutes of Health’s External Oversight Committee for the Blueprint Neurotherapeutics Network since January 2015, the Rockefeller University’s Robertson Therapeutics Development Fund Review Committee since January 2014, the National Institutes of Health’s Executive Oversight Board for NeuroNext since January 2013, Akashi Therapeutics, Inc.’s Business Advisory Board since October 2014 and the Muscular Dystrophy Association’s Scientific Advisory Board for MDA Venture Philanthropy since December 2008.  Dr. Csimma has also served on the Treat-NMD Advisory Committee for Therapeutics from July 2009 through the present, and the CureDuchenne’s Scientific Advisory Board from July 2013 through December 2015.

Dr. Csimma holds a B.S. and Doctor of Pharmacy degrees from the Massachusetts College of Pharmacy and Allied Health Sciences, and a Master of Health Professions from Northeastern University.

Qualifications: Dr. Csimma has extensive experience in drug development, fund raising and company building in the biopharmaceutical industry, and venture capital, and has led global programs in multiple therapeutic areas.

James A. Geraghty has served as a member of the Board since May 2015, and was appointed Chairman of the Board in July 2015. From May 2013 to October 2016, Mr. Geraghty served as an Entrepreneur in Residence at Third Rock Ventures, a leading biotech venture and company-formation fund. From April 2011 to December 2012, Mr. Geraghty served as Senior Vice President, North America Strategy and Business Development at Sanofi, which he joined upon its acquisition of Genzyme Corporation (“Genzyme”).  Mr. Geraghty spent the 20 prior years at Genzyme, where his roles included Senior Vice President International Development, President of Genzyme Europe, and General Manager of Genzyme’s cardiovascular business. Mr. Geraghty has served as Chairman of the Board of Idera Pharmaceuticals (biotechnology) since 2013, and as a member of the board of directors of Voyager Therapeutics, Inc. (gene therapy) since 2014. Mr. Geraghty is also a member of the Fulcrum Therapeutics, Inc., and of the BIO Ventures for Global Health boards. He started his career in healthcare strategy consulting at Bain and Company.

Mr. Geraghty holds a J.D. from Yale Law School, M.S. from the University of Pennsylvania and a B.A. from Georgetown University.

Qualifications: Mr. Geraghty is an industry leader with 30 years of strategic and leadership experience, including more than 20 years as a senior member of executive teams at biotechnology companies developing and commercializing innovative therapies.

Mary Ann Gray, Ph.D. has been a director of the Company since March 2016. Since 2003, Dr. Gray has served as President of Gray Strategic Advisors, LLC, which provides strategic advice to both public and private biotechnology companies. Previously, she spent three and a half years with the Federated Kaufmann Fund focusing on both public and private healthcare investments. Prior to joining the Kaufmann Fund, Dr. Gray was a sell-side biotechnology analyst for nine years with Kidder Peabody, Dillon Read and Raymond James. She also held scientific positions at Schering Plough and NeoRx (oncology specialty pharmaceuticals). Dr. Gray also serves on the board of directors of two other public biotechnology companies: Senomyx, Inc. (“Senomyx”) (biotechnology flavor ingredients) since 2010; and Galena BioPharma, Inc. (“Galena”) (hematology and oncology therapeutics).  Until 2016, she also served on the boards of Acadia Pharmaceuticals, Inc. (“Acadia”) (CNS disorders) and TetraLogic Pharmaceuticals Corporation (“TetraLogic”) (oncology and infectious disease therapeutics). At Senomyx she is the chairman of the compensation committee and at Galena she is a member of the nominating and governance committee. At Acadia she served as chairman of the audit committee and also served on the compensation committee.

Dr. Gray previously served on the board of directors of Dyax Corp., beginning in 2001, and served as its lead director from 2010 until its acquisition by Shire plc (specialty biopharmaceuticals) in January 2016. Earlier in her career, Dr. Gray managed pre-clinical toxicology studies for the National Cancer Institute through Battelle Memorial Institute and worked in the hospital laboratory.

Dr. Gray holds a B.S. from the University of South Carolina and a Ph.D. in Pharmacology from the University of Vermont where she focused on novel chemotherapeutic agents for the treatment of cancer. She did post-doctoral work at Northwestern University Medical School and Yale University School of Medicine.

Qualifications: Dr. Gray has a strong dual background as a scientist and financial analyst and portfolio manager in the biotechnology industry, as well as public company board experience.

Ann Merrifield has been a director of the Company since July 2015. She was the President and Chief Executive Officer of PathoGenetix, Inc. (genomics technology), from December 2012 to July 2014. PathoGenetix, Inc. filed for Chapter 7 bankruptcy in July 2014. Prior to joining PathoGenetix, Inc., Ms. Merrifield served an 18-year tenure at Genzyme (now owned by Sanofi S.A.), a diversified, global biotechnology company. During her time at Genzyme, Ms. Merrifield served, among other roles, as Senior Vice President, Business Excellence, President of Genzyme Biosurgery, and President of Genzyme Genetics. Prior to joining Genzyme, Ms. Merrifield was a Partner at Bain and Company (global strategy consulting) and an Investment Officer at Aetna Life & Casualty. She is also a director of Flexion Therapeutics (non-opioid pain therapies) and InVivo Therapeutics (spinal cord injury), and is a trustee of two MassMutual investment funds.

Ms. Merrifield earned a B.A. in Zoology and a Master of Education from the University of Maine, and an M.B.A from the Amos Tuck School of Business at Dartmouth College.

Qualifications: Ms. Merrifield is a seasoned business executive with broad-ranging strategy development and leadership experience in the biotech sector.

Nikin Patel, Ph.D., MRPharmS co-founded Juniper Pharma Services Ltd. (f/k/a Molecular Profiles, Ltd.) and served as its Chief Executive Officer from 1998 until April 2015, at which time he was named Chief Operating Officer of Juniper Pharmaceuticals, Inc. and President of Juniper Pharma Services Ltd. Dr. Patel joined our Board in September 2013, when Juniper Pharma Services was acquired by us. Dr. Patel is also a co-founder of Locate Therapeutics Ltd. (a specialist regenerative medicine and device company) and was a director from 2001 through 2014.

Dr. Patel holds a first class honours degree and Ph.D. in Pharmacy from the University of Nottingham, and is a Member of the Royal Pharmaceutical Society (MRPharmS).

Qualifications: Dr. Patel has over 20 years of management and technical experience centered on pharmaceutical development. His leadership was recognized externally through the U.K.’s most prestigious industry accolade, the Queen’s Award for Enterprise, won by Molecular Profiles in both 2007 and 2011 in the Innovation category.

Alicia Secor has served as the Company’s Chief Executive Officer and President since August 2016.  Previously, she served as the Chief Commercial Officer of Zafgen Inc., a biopharmaceutical company, from January 2014 to July 2016. From August 2013 to October 2013, she served as Senior Vice President and Chief Operating Officer of Synageva BioPharma Corp., a biotechnology company. Previously, from November 1998 to July 2013, Ms. Secor spent 15 years at Genzyme, where she held various leadership positions, most recently as Vice President and General Manager of Metabolic Diseases, a global business with five marketed products, including two products for orphan diseases. Prior to this role, she was Vice President and General Manager of Biosurgical Specialties, a surgical device business focused on adhesion prevention and other novel applications for biomaterials. Prior to Genzyme, Ms. Secor held positions at Alkermes, Inc. in business development, at Centocor, Inc. (a Johnson & Johnson Company) in clinical and commercial operations, and began her career at Pfizer Inc. as a hospital-based sales representative. She received her M.B.A. from Northeastern University, and her B.S. in Healthcare Administration from the University of New Hampshire.

Qualifications: Ms. Secor has a wide-ranging business background, including cross-functional and senior leadership roles in the pharmaceutical and healthcare industry with particular experience in biopharmaceuticals, biotechnology and drug development.

The Role of the Board in Corporate Governance and Risk Oversight

Pursuant to the Company’s bylaws and the General Corporation Law of the State of Delaware, Juniper’s business and affairs are managed under the direction of the Board. The Board plays an important role in the governance of the Company and in directing management’s overriding objectives, the pursuit of long-term growth and increasing stockholder value. The responsibilities of the Board include:

•	Establishing the Company’s strategic plan;
•	Establishing broad corporate policies and reviewing overall performance;
•	Overseeing Company management;
•	Overseeing management succession;
•	Reviewing and approving the annual operating plan prepared by management;
•	Monitoring performance in comparison to the operating plan;
•	Considering topics relevant to the Company’s ability to carry out its strategic plan;
•	Reviewing the Company’s investor relations program; and
•	Reviewing and approving proposed major commitments of corporate resources.

The Board’s involvement in risk oversight involves the Audit Committee, the Compensation Committee of the Board (the “Compensation Committee”), and the full Board. The Audit Committee reviews materials on at least a quarterly basis to address the identification and status of major risks to the Company. The Compensation Committee reviews compensation structures and programs to assure that they do not encourage excessive risk taking, which could result in material adverse effects upon the Company. At meetings of the full Board, major risks are identified to Board members, and the Chairs of the Audit and Compensation Committees report on the activities of the committees.

Board Leadership Structure and Communication with Independent Directors

Mr. Geraghty, an independent director, serves as Chairman of the Board and presides at regular meetings of the Board. The roles of Chairman of the Board and Chief Executive Officer are held separately. The Board believes that this structure is appropriate because it results in a balanced leadership, combining an independent Chair with members of management involved in the day-to-day operation of the Company’s business. No single leadership model is right for all companies and at all times. As a result, the Board recognizes that depending on the circumstances other leadership models might be appropriate. Accordingly, the Board will periodically review its leadership structure.

Members of the Board are kept informed of the Company’s business through discussions with the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board’s independent directors meet regularly in executive session without management participation. This encourages open discussion.

Share Ownership Guidelines for Independent Directors

The Board adopted guidelines for independent directors to own and hold, at a minimum, that number of shares of the Company’s Common Stock having a market value of at least two times the director’s annual retainer upon the later of (i) three years after the date of original adoption of the guidelines or (ii) three years after becoming a director. For purposes of these guidelines, stock ownership includes shares held outright by the director or his or her immediate family members who share a household, shares of restricted stock held by the director and shares subject to vested stock options held by the director. Each director should make incremental progress toward the ownership goal over the course of the applicable period. The Board believes that these ownership expectations are an important tool in aligning the interests of the Company’s independent directors with the long-term interests of stockholders. All directors are currently meeting or are working to achieve these guidelines within the applicable phase-in period.

Director Independence

The Board has analyzed the independence of each director and has determined that, with the exception of Ms. Secor, Dr. Patel, and Mr. Condella, each director qualifies as an “independent” director under the applicable Nasdaq Marketplace Rules, including that each such director is free (or was free) of any relationship that would interfere with his or her individual exercise of independent judgment. All of the Board committees are comprised solely of independent directors.

Communications with the Board

The Board has implemented a process by which the Company’s stockholders can communicate directly with independent directors of the Board. The Company’s stockholders who want to communicate with the Board or any individual director may write to:

Juniper Pharmaceuticals, Inc.
33 Arch Street,
Suite 3110
Boston, Massachusetts 02110
Attn: Board of Directors
- or -
directors@juniperpharma.com

The letter should include a statement indicating that the sender is a stockholder of the Company. The Company’s Chief Financial Officer will review all stockholder letters to the Board and depending on the subject matter will:

•	Promptly forward any letter that deals with the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;
•	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters; or
•	Not forward the letter if it relates to an improper or irrelevant topic.

The Chief Financial Officer or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board, and will make those letters available to the Board upon request.

Meetings and Attendance During 2016

The Board held 10 meetings in 2016. The Board has three standing committees, as described below. During 2016, each member of the Board attended or participated in 80% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which such person has been a director, and (ii) the total number of meetings held by each committee of the Board on which such person served during the periods that such person served.  Five of our current directors participated in the annual meeting of stockholders in 2016 (the “2016 Annual Meeting”), in person or via teleconference. At regular meetings of the Board, the independent directors meet in private without members of management.

Committees of the Board

The Board has the following three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of these committees. The committee charters are posted on our corporate website, and are accessible at www.juniperpharma.com under the “Investors Relations” tab.

Below is a description of the duties and composition of each standing committee of the Board. Directors hold committee memberships until such time as their successors are elected and qualified or until their earlier death, resignation or removal. Any member may be removed by the Board, with or without cause, at any time.

Audit Committee

The current members of our Audit Committee are Dr. Mary Ann Gray (Chair), Dr. Frank M. Armstrong, and James A. Geraghty.  Dr. Frank M. Armstrong will step down from the Audit Committee following the Annual Meeting, and Ms. Ann Merrifield will assume the vacancy.

The committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2016 the committee held 15 meetings. The primary function of the Audit Committee is to oversee Juniper’s reporting processes on behalf of the Board and to report the results of its activities to the Board. The Audit Committee’s duties and responsibilities are to, among other things:

•	Select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	Help ensure the independence and performance of the independent registered public accounting firm;
•

Discuss the scope and results of the audit with the independent registered public accounting firm, and review, with management and the independent registered public accounting firm, our operating results;

•	Review financial press releases;
•	Develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	Review and address conflicts of interests of the Company’s directors and executive officers;
•	Review materials to identify and address the status of major risks to the Company;
•	Review related party transactions;
•

Obtain and review a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material issues with such procedures and any steps taken to deal with such issues; and

•	Approve (or, as permitted, pre-approve) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

The Audit Committee acts pursuant to the Audit Committee Charter. While the Audit Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, or to determine that Juniper’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent registered public accounting firm.

All of the members of the Audit Committee and Ms. Merrifield have been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules and Section 10A-3(b)(1) of the Exchange Act of 1934, as amended (the “Exchange Act”). The Company has identified Dr. Gray as an “audit committee financial expert” as that term is defined under applicable regulations of the SEC.

Compensation Committee

Information about the Compensation Committee can be found below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are James A. Geraghty (Chair),

Dr. Frank M. Armstrong and Ann Merrifield. The committee meets at regularly scheduled times during the year and on an  ad hoc  basis as business needs necessitate. In 2016 the committee held 3 meetings. The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening, and recommending qualified candidates to serve as directors of Juniper. The Committee also oversees matters of corporate governance and provides counsel to the Board with respect to Board organization, membership, and function. The Nominating and Corporate Governance Committee acts pursuant to the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or reelection to the Board based upon recommendations from the Chairman, the Chief Executive Officer, other Board members, and Juniper stockholders.

All of the members of the Nominating and Corporate Governance Committee who served on the committee during 2016 have been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules.

Director Nominations

Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to the Board must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of all stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company’s industry. In general, preferred candidates will currently hold, or have recently held, an established executive level position and have extensive experience in business, finance, law, science, research, or government. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through other sources. When current Board members are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior Board contributions and performance as well as the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to recommend to the Board for election at the annual meeting of stockholders. The Nominating and Corporate Governance Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

The Nominating and Corporate Governance Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of the Company’s business. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board periodically review the Board’s membership in light of the Company’s business and strategic objectives, consider whether the directors possess the requisite skills, experience and perspectives to oversee the Company in achieving those goals, and may seek additional directors from time to time as a result of its considerations.

Executive Officers

Our executive officers as of May 8, 2017 are as follows:

Name	Age	Position with the Company
Alicia Secor	54	President and Chief Executive Officer
Jeffrey Young	44	Chief Financial Officer
Dr. Nikin Patel	44	Chief Operating Officer
Dr. Bridget A. Martell	51	Chief Medical Officer

Officers serve at the discretion of the Board. There is no family relationship between any of the executive officers or between any of the executive officers and the Company’s directors. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Alicia Secor. For Ms. Secor’s biography, please see above under “The Board in General.”

Jeffrey Young. Mr. Young has served as our Chief Financial Officer since January 2017.  Mr. Young brings over 20 years of financial leadership in the life sciences sector to Juniper, most recently serving as Chief Financial Officer and Treasurer of OvaScience, Inc. a global fertility company focused on new treatment options for women, which he joined in September 2014. Before OvaScience, Mr. Young served as Chief Financial Officer and Treasurer of Transmedics, Inc. from August 2013 to August 2014, leading the finance, accounting, tax and treasury functions. Prior to Transmedics, Mr. Young was Chief Financial Officer and Treasurer at Lantheus Medical Imaging, Inc., an international corporation, from September 2008 to August 2013. While at Lantheus, he was responsible for multiple functions, including finance, accounting, customer service, tax and treasury. Before Lantheus, Mr. Young served as Chief Accounting Officer, Vice President of Finance and Treasurer at Critical Therapeutics Inc. from 2005 to 2008, and managed the company’s transition during its acquisition by Cornerstone BioPharma. Earlier in his career, Mr. Young held finance roles at PerkinElmer, Inc. and began his career as a Certified Public Accountant at PricewaterhouseCoopers LLP. Mr. Young holds a B.S. in Business Administration from Georgetown University.

Dr. Nikin Patel. For Dr. Patel’s biography, please see above under “The Board in General.”

Dr. Bridget A. Martell. Dr. Martell has served as our Chief Medical Officer since January 2015. Dr. Martell brings more than 15 years’ experience in clinical development, medical affairs and academia to the Company, including expertise in establishing regulatory strategy for clinical programs and creating submission readiness packages. She has overseen the product development activities of numerous pharmaceutical companies, including Purdue Pharma L.P. and several business units within Pfizer Inc.’s Worldwide Research and Development’s biopharmaceutical business. During her tenure at Purdue Pharma from October 2011 to April 2013, Dr. Martell led and built a new medical affairs organization, serving as the Executive Director from October 2011 through April 2013, to support the in-line and developing medications portfolio. Prior to Purdue Pharma, Dr. Martell was the Biosimilars medical head at Pfizer, where from August 2010 to August 2011 she was responsible for clinical development and medical affairs activities. She also held senior clinical development roles in other business units within Pfizer’s biopharmaceutical business. Most recently, since April 2013 until January 2015, Dr. Martell was the founder and managing director of BAM Consultants LLC.  Dr. Martell is a Clinical Professor at the Yale University School of Medicine and was a medical director at the Albert Einstein College of Medicine from July 2001 through June 2003. Dr. Martell holds a B.S. in Microbiology from Cornell University, a M.A. in Molecular Immunology from Boston University, and a Doctor of Medicine degree from The Chicago Medical School. She completed her internship and residency in Internal Medicine, and was a Chief Resident and a Robert Wood Johnson Clinical Scholar at Yale University School of Medicine. She is board certified in both Internal and Addiction Medicine.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including our Chief Executive Officer and our Chief Financial Officer), and employees of the Company. Our Code of Business Conduct and Ethics is posted on our corporate website, www.juniperpharma.com under “Investor Relations”.  We will provide an electronic or paper copy of this document free of charge upon request. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our Chief Executive Officer or our Chief Financial Officer with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver in the “Investor Relations” section of our corporate website, www.juniperpharma.com, or in a Current Report on Form 8-K.

Certain Relationships and Related Party Transactions

We have a policy against our directors, officers, employees, and consultants entering into transactions that present actual or potential conflicts of interests. A conflict of interest can arise when a director, officer, employee, or consultant takes an action or has an interest that may make it difficult for him or her to perform his or her work objectively and effectively. Conflicts of interest may also arise when a director, officer, employee, or consultant (or his or her family members) receives improper personal benefits as a result of the director’s, officer’s, employee’s, or consultant’s relationship to us. This policy is reflected in our Code of Business Conduct and Ethics. In addition, the Audit Committee, pursuant to its charter, is responsible for reviewing and addressing conflicts of interest of directors and executive officers; as well as monitoring and reviewing (including discussing with management and the independent auditor) and, if appropriate, recommending to the full Board the approval or ratification of any transactions or courses of dealing with related parties that are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

Compensation Discussion and Analysis

Introduction

Our Compensation Committee provides assistance to the Board in fulfilling its responsibility to oversee the creation and administration of executive compensation programs and practices. Responsibilities of the Compensation Committee include, among other things:

•	Reviewing and determining the compensation of the Company’s Chief Executive Officer and other executive officers;
•	Reviewing and approving of the Company’s management incentive compensation policies and programs; and
•	Reviewing and approving equity compensation programs for the Company’s employees, directors and consultants, including grants of options, restricted stock and other awards thereunder.

The Compensation Committee acts pursuant to the Compensation Committee Charter. This Charter can be found on our corporate website, www.juniperpharma.com .

The current members of our Compensation Committee are Dr. Frank M. Armstrong (Chair), Dr. Cristina Csimma and Ann Merrifield. Each of these individuals has been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules.

The Compensation Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2016, the Compensation Committee held 11 meetings. The Compensation Committee has the authority under its charter to retain independent consultants and legal counsel to provide guidance on matters related to executive compensation and other related matters; provided, however, that the Compensation Committee must take into account certain independence factors outlined in the Nasdaq Marketplace Rules in making their selections. The Committee engaged Radford Associates (“Radford”) as executive compensation consultants to provide executive and non-employee director compensation consulting services.  The Compensation Committee determined that Radford is independent under applicable Nasdaq rules and that their work did not raise any conflicts of interest. Radford did not provide any services to the Company in 2015 or 2016, other than to the Compensation Committee.

Risk Assessment

The Compensation Committee regularly undertakes a qualitative assessment of the extent to which the Company’s compensation program encourages or may aggravate or mitigate unnecessary or excessive risk-taking behavior by executive officers. The Compensation Committee has concluded that the Company’s executive compensation program maintains an appropriate balance between risks and rewards and it does not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy. Our named executive officers for 2016 were Alicia Secor, President and Chief Executive Officer; Frank C. Condella Jr., former President and Chief Executive Officer; George O. Elston, former Chief Financial Officer; Dr. Nikin Patel, Chief Operating Officer; and Dr. Bridget A. Martell, Chief Medical Officer.

Effective August 1, 2016, Mr. Condella resigned as our President Chief Executive Officer and Ms. Secor was appointed to such role. Effective December 31, 2016, Mr. Elston resigned as our Chief Financial Officer and, effective January 1, 2017, Jeffrey Young was appointed to such role.

We strive to adhere to our pay-for-performance philosophy by differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive pharmaceutical industry is both challenging and critical to our success. We need and want the best people to be excited and motivated to work at Juniper and to understand that their rewards are driven by the Company’s performance and by their individual contributions to the Company’s performance. The quality of the Company’s talent is a key component of long-term stockholder value.

We have established a total rewards framework that supports our compensation philosophy through the following objectives:

•	affording our executives a competitive total rewards opportunity comparable to executives in similar positions at organizations with which we compete for executive talent;
•	allowing us to attract and retain executives who can perform and succeed in our fast-paced and challenging environment; and
•	delivering compensation in a cost-efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

Compensation Program Elements and Pay Level Determination

The Compensation Committee undertakes discussions and assessments of compensation-related programs and the performance of management throughout the year. Early in the Company’s fiscal year, the Compensation Committee reviews and recommends base salaries, annual cash incentive bonuses, and equity incentives for all executive officers based on the prior year’s performance, which are then approved by all non-employee directors.

As part of the review process, the Chief Executive Officer provides to the Compensation Committee an individual assessment of the major accomplishments of each other executive officer over the prior year and recommends compensation for each such executive officer to the Compensation Committee. The Compensation Committee evaluates the performance of our Chief Executive Officer and recommends to the Board for its approval all compensation elements and amounts to be awarded to our Chief Executive Officer. Our Chief Executive Officer, who is a member of the Board, does not participate in Board decisions relating to her own compensation. The key metrics we use to measure the performance of our executive officers can be grouped into the following categories:

•	Financial—We evaluate measures of our financial performance such as revenue, expense management and cash flow metrics.
•	Operational—We evaluate operational measures to determine that the Company is operating effectively and efficiently.
•	Clinical—We evaluate clinical measures to assess progress in developing and bringing new drugs to market.

The Compensation Committee considers the recommendations of the Chief Executive Officer and other information (including each executive’s significant accomplishments, external competitiveness, Company performance, progress towards strategic objectives, and internal equity among executive officers) and applies its knowledge and discretion to determine, or recommend to the non-employee members of the Board for approval, the compensation for each executive officer.

Public Company Peer Group

To understand external competitiveness, the Compensation Committee compares each element of total compensation against a peer group of publicly traded pharmaceutical and biotechnology companies. At the Compensation Committee’s request, Radford undertook a review of the Company’s peer group and provided recommendations to the Compensation Committee based on their findings. Based, in part, on Radford’s recommendations, the Compensation Committee revised the Company’s peer group, based on the following key factors: market capitalization, industry focus defined as commercial biotechnology and pharmaceutical companies, stage of development (defined as a mix of Phase 2 and Phase 3 and marketed products), revenue, and number of employees.

The Compensation Committee, with Radford’s input and advice, approved the following companies as our public company peer group for 2016:

Alimera Sciences, Inc.	ALIM
Antares Pharma, Inc.	ATRS
Argos Therapeutics, Inc.	ARGS
Athersys, Inc.	ATHX
BioDelivery Sciences International, Inc.	BDSI
Caladrius BioSciences, Inc. (formerly NeoStem, Inc.)	CLBS
Codexis, Inc.	CDXS
CTI BioPharma Corp.	CTIC
Cytokinetics, Incorporated	CYTK
Endocyte, Inc.	ECYT
Elite Pharmaceuticals, Inc.	ELTP
Epirus Biopharmaceuticals, Inc. (formerly Zalicus, Inc.)	EPRS
Ocera Therapeutics Inc.	OCRX
OncoGenex Pharmaceuticals, Inc.	OGXI
Pain Therapeutics, Inc.	PTIE
Paratek Pharmaceuticals, Inc. (formerly Transcept Pharmaceuticals, Inc.)	PRTK
Pozen, Inc.	POZN
Rigel Pharmaceuticals, Inc.	RIGL
XOMA Corporation	XOMA
Zogenix, Inc.	ZGNX

The Role of Stockholder “Say-on-Pay” Votes

As required by Section 14A of the Exchange Act, the Company provides its stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers. At the Company’s 2016 Annual Meeting, we received strong support for the say-on-pay proposal, with approximately 82% of the votes cast at that meeting voted in favor of the proposal. The Compensation Committee believes that this result affirms the stockholders’ support for the Company’s approach to executive compensation, and, therefore, the Company maintained its general approach to executive compensation in 2017. However, for 2017, we modified the types of equity awards granted to our executive officers to enhance our commitment to performance-based compensation by granting a mix of stock options subject to time-based vesting, restricted stock units subject to time-based vesting and restricted stock units that vest only if we achieve certain specified objective performance criteria. The Compensation Committee will continue to consider changes to our executive compensation program as appropriate in response to input from stockholders and evolving factors such as the business environment and competition for talent.

Components of our Executive Compensation Program

Total compensation for our named executive officers generally consists of a mix of cash and equity awards. Base salaries and annual incentive bonuses are paid in cash. Long-term incentives are provided in the form of stock option awards. Named executive officers are also eligible to participate in our employee benefits programs on the same terms as other employees.

Each primary component of compensation and the purpose of such element is summarized in the table below.

Component	Purpose/Description
Base salary	Competitive fixed income for performance of day-to-day responsibilities.

Annual incentive bonus	Rewards achievement of annual goals that support short-term (annual) business objectives.

Equity compensation	Fosters a culture of ownership, aligns compensation with stockholder interests, and promotes long-term retention with the Company. Consists primarily of stock options.

Benefits	Standard employee benefits, such as health, dental, vision, short- and long-term disability, and life insurance.

Retirement benefits	Standard employee 401(k) Plan. The Company’s safe harbor non-elective contribution to the savings plan is in the amount equal to 3% of base salary up to the statutory maximum.

Perquisites	None.

While the general mix of each compensation component is considered in the design of our total compensation program, the Compensation Committee and the Board do not target a specific mix of pay either in their program design or in compensation determinations. By design, our executive officers have more variability in their compensation than non-executives, to more closely tie their compensation to the Company’s overall performance. The Compensation Committee considers each element of total compensation offered by the Company against each element of total compensation provided by our peer group companies.

Base Salary

We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and our peer group, and commensurate with each executive officer’s past performance, experience, responsibilities, and skills. The base salary levels of our executive officers may be increased from time to time to recognize external competitive compensation levels, internal pay equity, and individual contributions and performance.

Generally, the Compensation Committee compares our executive officers’ base salaries with base salaries of individuals in comparable positions at the peer group companies. In connection with determining or recommending the base salary levels for the Company’s executive officers, the Compensation Committee compares their total target cash compensation (i.e., base salary plus target annual bonus) to total target cash compensation of individuals in comparable positions at the peer group companies.

The 2016 base salaries of each of our named executive officers were as follows: Ms. Secor—$410,000; Mr. Condella—$410,000; Mr. Elston—$320,000; Dr. Patel—£205,218; and Dr. Martell—$320,000.

Annual Cash Incentive Bonuses

We maintain an annual cash incentive program (the “Incentive Plan”), the purpose of which is to motivate and reward the attainment of annual Company and individual performance goals. For our named executive officers, annual incentive opportunities, which are expressed as a percentage of base salary, can range from 0% to 150% of targeted levels, depending on the attainment of pre-established Company goals and individual goals for the particular year. In order for any named executive officer to be eligible to receive an annual incentive bonus, the Company must achieve at least 50% of the pre-established target corporate goals (as described below).

Actual payouts under the Incentive Plan are recommended by the Compensation Committee to the Board based on achievement of corporate goals, overall individual performance, and the broad discretion of the Compensation Committee and the Board. Our corporate goals are discussed at the beginning of each year by management and the Compensation Committee and are approved by the Compensation Committee and the Board.

The extent to which corporate goals are achieved is assessed by the Compensation Committee with input from the Chief Executive Officer and other members of management. The Compensation Committee and the Board consider the following in determining cash bonuses:

•	The extent to which corporate goals are achieved or exceeded; and
•	The overall success of the Company throughout the year as determined by factors such as progress in key programs, execution of the strategic plan, and share price.

2016 Annual Cash Incentive Bonuses

Bonus targets for 2016 for Ms. Secor, Messrs. Condella and Elston and Drs. Patel and Martell were 60%, 70%, 40%, 55% and 40% of their base salary, respectively.

The following table summarizes the Company’s goals for 2016 and the Compensation Committee’s determination with respect to the achievement level of each such goal.

Company Goal	Weight	Achievement
Financial Goals
Complete financing transaction(s) that provide a specified amount of operating capital*	20%	10%
Establish at least one strategic product partnership by the end of 2016	10%	0%
Operational Goals
Successfully formulate and make a GMP version of JNP-0101 by June 30, 2016	10%	10%
Successfully formulate and make a non GMP version of JNP-0301 by December 31, 2016	10%	10%
Achieve a specified service revenue target for 2016*	5%	5%
Maintain CRINONE service supply chain levels at 99% or better	5%	5%
Clinical Goals
Complete Phase 2b proof-of-concept study for COL-1077 and report results by August 31, 2016	10%	10%
End of Phase 2 meeting with FDA for COL-1077	15%	0%
First patient screened in JNP-0101 clinical trial by December 31, 2016	10%	0%
Establish with FDA pathway to approval for pre-term birth indication by year-end	5%	5%
Total	100%	55%

*

The above-described metrics include highly sensitive data. We do not disclose the specific target levels for these metrics because we believe that such disclosure would result in competitive harm to our company. Revealing these metrics could potentially reveal insights about our commercialization plans and research and other objectives that our competitors could use against us in the marketplace for similar pharmaceutical products. We believe each of these target levels were designed to be challenging but attainable under assumed conditions if we had what we considered to be a successful year.

The Compensation Committee recognized the Company’s achievement of the 2016 goals at 55% in the aggregate, which was more than the required 50% minimum achievement level for corporate goals.  The achievement level was then adjusted upward to the 60% level in recognition of over-achievement for the CRINONE supply goal and services revenue goal.

In the case of Ms. Secor and Mr. Condella, 100% of bonus eligibility is based on achievement of the corporate goals.  For the other executive officers, 80% of bonus eligibility is based on achievement of the corporate goals and the other 20% of bonus eligibility is determined based on achievement of individual performance goals.  Individual performance goals were established for each of the other named executive officers in the first quarter of 2016.

In the case of each of Mr. Elston, Dr. Patel and Dr. Martell, the individual performance goals were as follows: (i) establish and maintain a culture and work environment that supports employee commitment/engagement and enables high level of performance and productivity as indicated by >90% retention of key employees and annual employee survey results (50% weighting); and (ii) identify and implement at least one action identified in most recent employee survey (50% weighting).  In the case of each Mr. Elston, Dr. Patel and Dr. Martell, the Compensation Committee determined that these individual performance goals were achieved at the 100% level.

Based on this determination, the 2016 annual cash incentive bonus payments made to the named executive officers were as follows:

Name	Position	2016 Target Annual Incentive Bonus Target		2016 Annual Incentive Bonus Paid
Alicia Secor	President and Chief Executive Officer	$102,530	(1)	$61,518	(1)
Frank C. Condella, Jr.	Former President and Chief Executive Officer	$167,417	(1)	$100,450	(2)
George O. Elston	Former Chief Financial Officer	$128,000		$87,040
Dr. Nikin Patel	Chief Operating Officer	$140,289	(3)	$95,397	(4)
Dr. Bridget A. Martell	Chief Medical Officer	$128,000		$87,040

(1)	Amounts shown are pro-rated for service during 2016.
(2)

Amounts shown is pro-rated for service time during 2016 in accordance with the Transition and Consulting Agreement entered into with him in connection with his resignation as President and Chief Executive Officer.

(3)

The amount shown for Dr. Patel represents a target amount that was designated in British pound (£112,870) and converted to U.S. dollars for purposes of this table, using an exchange rate as of February 28, 2017 of 1.24293 U.S. dollars for each British pound.

(4)

The amount shown for Dr. Patel represents a target amount that was designated in British pound (£76,752) and converted to U.S. dollars for purposes of this table, using an exchange rate as of February 28, 2017 of 1.24293 U.S. dollars for each British pound.

Equity Compensation

An equity compensation program is provided to all executives and certain key employees to foster a culture of ownership, align compensation with stockholder interests, and promote long-term retention with the Company. Each year the Compensation Committee determines the types of awards to be used for equity compensation. In doing so, the Compensation Committee considers the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation, and attraction), the needs of the business, competitive market practices, dilution, and expense constraints, as well as tax and accounting implications.

Stock options awarded under the Juniper Pharmaceuticals, Inc. Amended and Restated 2015 Long-Term Performance Plan (the “2015 Plan”) must have an exercise price equal to or greater than the fair market value (i.e., the closing price) of the Company’s Common Stock on the Nasdaq Global Market on the date of grant. Stock option grants are normally approved at Board and Compensation Committee meetings that are scheduled up to a year in advance. Scheduling decisions are made without regard to anticipated financial reporting dates or other major announcements by the Company.

Newly hired employees, including executive officers, may be granted options effective on the first day of employment, with such options having an exercise price set at the fair market value (i.e., the closing price) of our Common Stock on the Nasdaq Global Market on the employment start date. Our employees’ start dates are scheduled without regard to anticipated financial reporting dates or other major announcements by the Company.

We have historically made an annual grant of stock options at the time of the annual review of each executive’s performance, usually in February or early March of each year. Stock option grants typically vest over four years to provide an incentive for employees to remain with the Company and to increase stockholder value.

In determining the equity awards for 2016, the Compensation Committee concluded as follows: (1) the value of equity awards should be comparable to those provided by our peer group of companies; (2) the aggregate grants should be limited, so as not to exceed a predetermined dilution effect; and (3) the grants to executive officers should be within a range that is appropriate from a Company-wide internal fairness perspective.

Based on these determinations, on February 19, 2016, Mr. Condella was granted a stock option to purchase 110,000 shares; Dr. Patel was granted a stock option to purchase 50,000; Mr. Elston was granted a stock option to purchase 50,000 shares; and Dr. Martell was granted a stock option to purchase 50,000 shares.  Each such stock option was scheduled to vest over four years from the grant date, with 25% of the shares underlying the stock option vesting on each of the first four anniversaries of the grant date.

On July 20, 2016, Ms. Secor received a new hire inducement grant of an option to purchase 225,000 shares of the Company’s common stock, which vest over four years from the grant date, with 25% of the shares underlying the stock option vesting on each of the first four anniversaries of the grant date.

Benefits and Perquisites

All named executive officers are eligible for the standard benefits that are offered to other full-time employees of the Company. For U.S. employees, these standard benefits include health, dental, vision, and life insurance, and both short- and long-term disability. U.K. employees receive health insurance and life insurance.

In addition, the Company offers a 401(k) plan to its U.S. employees and contributes a safe harbor non-elective contribution in an amount equal to 3% of the employee’s base salary up to the statutory maximum. UK employees are entitled to a matching 3% retirement plan contribution (of gross annual salary) from the Company.

The Company does not provide perquisites for our executive officers.

Compensation Policy Implementation in 2017

As noted elsewhere in this Compensation Discussion and Analysis section, the Compensation Committee believes that it is important when making compensation decisions to be informed as to the current practices of comparable, publicly-held companies. The Compensation Committee engaged Radford as executive compensation consultants to provide executive and non-employee director compensation consulting services.

At the Compensation Committee’s request, Radford undertook a review of the Company’s peer group and provided recommendations to the Compensation Committee based on their findings. Based, in part, on Radford’s recommendations, the Compensation Committee revised the Company’s peer group for 2017, based on the following key factors: market capitalization, industry focus defined as commercial biotechnology and pharmaceutical companies, stage of development (defined as a mix of Preclinical, Phase 1, 2 and Phase 3 and marketed products), revenue, and number of employees.

The Compensation Committee, with Radford’s input and advice, approved the following 22 companies as our 2017 peer group:

Adverum Biotechnologies, Inc. (ADVM)	Dicerna Pharmaceuticals, Inc. (DRNA)
Alimera Sciences, Inc. (ALIM)	Elite Pharmaceuticals, Inc. (ELTP)
Antares Pharma, Inc. (ATRS)	Endocyte, Inc. (ECYT)
Argos Therapeutics, Inc. (ARGS)	Ignyta, Inc. (RXDX)
Assembly BioSciences, Inc. (ASMB)	Ocera Therapeutics, Inc. (OCRX)
Athersys, Inc. (ATHX)	Pain Therapeutics Inc. (PTIE)
BioDelivery Sciences International, Inc. (BDSI)	Paratek Pharmaceuticals, Inc. (PRTK)
Caladrius Biosciences, Inc. (CLBS)	Peregrine Pharmaceuticals, Inc. (PPHM)
Corium International, Inc. (CORI)	Rigel Pharmaceuticals, Inc. (RIGL)
Codexis, Inc. (CDXS)	XOMA Corporation (XOMA)
CTI BioPharma Corp. (CTIC)	Zogenix, Inc. (ZGNX)

Following its review of the executive compensation paid by the Company’s peer group companies and other survey information provided by Radford with respect to compensation paid by biopharmaceutical companies generally, the Compensation Committee determined that an increase in the base salaries and bonus targets of our named executive officers was advisable.

The Compensation Committee approved, or in the case of Ms. Secor, recommended and the Board approved, the following base salaries for 2017: Ms. Secor—$459,200 (25th percentile); Mr. Young, our Chief Financial Officer hired on January 1, 2017—$355,000 (50th percentile); Dr. Martell—$360,000 (25th percentile); and Dr. Patel—£229,800 (50th percentile).

The 2017 target cash bonuses for Ms. Secor of 60% (75th percentile) and Dr. Martell of 40% (50th to 75th percentile) remain unchanged from their 2016 target bonus amounts.  The Compensation Committee approved, the following target bonuses for the other executive officers for 2017: Mr. Young—45% (75th percentile) and Dr. Patel—45% (50th to 75th percentile).

The Compensation Committee also determined, based on its review of overall compensation, and equity compensation specifically, and with input from Radford, to modify its equity compensation structure for 2017 to grant equity awards in the form of time-based stock options, time-based restricted stock units and performance-based restricted stock units.  In March 2017, the Compensation Committee approved the following equity award grants to our executive officers:  Ms. Secor—an option to purchase 127,500 shares, 26,200 time-based restricted stock units and 50,000 performance-based restricted stock units; Mr. Young—25,000 performance-based restricted stock units; Dr. Martell— an option to purchase 74,900 shares, 15,500 time-based restricted stock units and 30,000 performance-based restricted stock units; and Dr. Patel— an option to purchase 53,000 shares, 11,000 time-based restricted stock units and 25,000 performance-based restricted stock units.  Additionally, in April 2017, the Compensation Committee approved an additional grant to Dr. Patel of an option to purchase 10,000 shares and 5,000 performance-based restricted stock units.  On January 3, 2017, in connection with his hire, Mr. Young received an inducement grant of an option to purchase 170,000 shares of the Company’s common stock, which vests over four years from the grant date, with 25% of the shares subject to the option vesting on each of the first four anniversaries of the grant date.

Termination or Change of Control

We have entered into employment agreements with each of Ms. Secor, Messrs. Condella, Elston and Young and Drs. Patel and Martell.   The employment agreements provide for payments to be made to the executives if their employment is terminated under certain circumstances. We believe employment agreements can be important components of our effort to recruit and retain senior executives, particularly for companies at our stage of development and in our relatively high-risk industry.

In addition, our 2015 Plan provides for the acceleration and vesting of equity awards granted under the plan in the event of a Change of Control.  The acceleration is either single-trigger or double-trigger depending on when the award was granted, and whether any provision is made for the assumption or substitution of awards in the event of a Change of Control.

A further discussion of the potential payments to be made to our named executive officers upon the termination of their employment and/or a Change of Control is set forth below under the heading “Payments upon Termination or Change of Control.”

Share Ownership Guidelines for Executive Officers

The Board adopted guidelines for executive officers to own and hold, at a minimum, that number of shares of the Company’s Common Stock having a market value of at least one times, or two times in the case of the Chief Executive Officer, the officer’s base salary upon the later of (i) five years after the date of original adoption of the guidelines or (ii) five years after becoming an executive officer. For purposes of these guidelines, stock ownership includes shares held outright by the executive officer or his or her immediate family members who share a household, shares of restricted stock held by the executive officer and shares subject to vested stock options held by the executive officer. Each executive officer should make incremental progress toward the ownership goal over the course of the applicable period. The Board believes that these ownership expectations are an important tool in aligning the interests of the Company’s executive officers with the long-term interests of stockholders. All executive officers are currently meeting or are working to achieve these guidelines within the applicable phase-in period time period.

Tax Considerations

We have not provided or agreed to provide any of our executive officers with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Section 162(m) of the Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its other named executive officers (other than its chief financial officer), unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our equity incentive plans are designed to preserve, to the extent otherwise available, the deductibility of income realized pursuant to these plans. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interest of the Company.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company’s compensation policies, the Incentive Plan, and other benefit programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis should be included in this proxy statement.

COMPENSATION COMMITTEE:
Dr. Frank M. Armstrong, Chair
Dr. Cristina Csimma
Ann Merrifield

EXECUTIVE AND DIRECTOR COMPENSATION

2016 Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)		Total ($)
Alicia Secor (5) President and Chief Executive Officer	2016	170,883	65,127	(6)	1,047,305	56,391	4,613		1,344,319
Frank C. Condella, Jr. (7)	2016	256,275	8,371		535,906	92,079	83,857	(8)	976,488
Former President and Chief	2015	340,000	—		133,040	218,960	9,350		701,350
Executive Officer	2014	340,000	—		180,258	—	7,650		527,908
George O. Elston (9)	2016	320,040	5,120		243,594	81,920	325,963	(10)	976,637
Former Chief Financial Officer	2015	300,000	—		—	110,400	8,250		418,650
	2014	75,000	—		275,416	—	51,500		401,916
Dr. Nikin Patel(11)	2016	253,157	5,612		243,594	89,785	7,527		599,675
Chief Operating Officer	2015	271,270	—		106,432	169,085	8,138		554,925
	2014	284,649	—		144,206	—	8,539		437,394
Dr. Bridget A. Martell	2016	320,040	5,120		243,594	81,920	13,094		663,768
Chief Medical Officer	2015	284,649	—		205,353	106,400	7,000		603,402

(1)	Represents a discretionary bonus paid to the named executive officers in recognition of over-achievement for the CRINONE supply goal and services revenue goals for 2016.
(2)

This column represents the grant date fair values of the stock options awarded in 2016, 2015 and 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). See Note 2 to the consolidated financial statements included in our 2016 Annual Report, as filed on March 7, 2017, regarding the assumptions underlying the valuation of our equity awards.

(3)

This column represents incentive compensation earned under the Company’s Incentive Plan. See “Compensation Discussion and Analysis—2016 Annual Cash Incentive Bonuses” for information concerning the determination of these awards.

(4)

The amounts reported in this column include the Company’s safe harbor non-elective contribution to the named executive officers’ 401(k) savings account, or a pension plan in the case of Dr. Patel, in the amount equal to 3% of eligible compensation.

(5)	Ms. Secor was appointed President and Chief Executive Officer effective August 1, 2016. Her 2016 annualized base salary was $410,000.
(6)	The amount reported includes a $60,000 sign-on bonus payment made to Ms. Secor pursuant to the terms of her employment agreement.
(7)

Mr. Condella resigned as the Company’s President and Chief Executive Officer on August 1, 2016 and his employment with the Company terminated August 15, 2016.  His annualized base salary for 2016 was $410,000.

(8)

Includes $15,771 in vacation payout and $52,500 of consulting fees paid to Mr. Condella pursuant to a Transition and Consulting Agreement entered into with him in connection with his resignation as President and Chief Executive Officer (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Mr. Condella received an annual retainer of $15,000 through February 27, 2017.

(9)	Mr. Elston resigned as Chief Financial Officer effective December 31, 2016.
(10)

Includes cash severance payment of $267,060, vacation payout of $33,235, and continuation of medical and welfare benefits of with a value of $12,404, each of which were paid pursuant to the terms of a separation agreement entered into with him in connection with his resignation.

(11)

The amounts shown for Dr. Patel (other than for bonus, option awards and non-equity incentive plan compensation) represent amounts that were paid in British pounds and converted to U.S. dollars using an exchange rate as of December 31, 2016, 2015 and 2014 of 1.2336, 1.4802 and 1.5532 U.S. dollars, respectively, for each British pound. The amounts shown for bonus represent amounts that were paid in British pounds and converted to U.S. dollars using an exchange rate as of the date it was paid, February 28, 2017, which was 1.24293 U.S. dollars for each British pound.  The amounts shown for non-equity incentive plan compensation represent the amounts that were paid in British pounds and converted to U.S. dollars using an exchange rate as of the date they were paid, which was 1.24293 for his 2016 award, which was paid on February 28, 2017, and 1.38767 for his 2015 award which was paid on February 29, 2016.

Total Realized Compensation

To supplement the SEC-required disclosure in the 2016 Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation,” representing the total compensation realized by each named executive officer in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the 2016 Summary Compensation Table, includes several items that are driven by accounting assumptions, which are not necessarily reflective of compensation actually realized by the named executives in a particular year. The amounts reported in the Total Realized Compensation column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for those Total amounts. Total Realized Compensation represents: (1) Total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant-date fair value of stock option awards (as reflected in the Option Awards column), plus (3) the value realized in the applicable year from the vesting of restricted stock and exercises of stock options.

Name and Principal Position	Year	Total Realized Compensation ($)
Alicia Secor	2016	297,014
President and Chief Executive Officer
Frank C. Condella, Jr.	2016	440,582
Former President and Chief Executive Officer	2015	568,310
	2014	347,650
George O. Elston	2016	733,043
Former Chief Financial Officer	2015	418,650
	2014	126,500
Dr. Nikin Patel(1)	2016	356,081
Chief Operating Officer	2015	448,493
	2014	293,188
Dr. Bridget A. Martell	2016	420,174
Chief Medical Officer	2015	398,049

(1)

The amounts shown for Dr. Patel have been converted from British pounds to U.S. dollars using an exchange rate as of December 31, 2016, 2015 and 2014 of 1.2336, 1.4802 and 1.5532 U.S. dollars, respectively, for each British pound. Amounts paid to Dr. Patel for non-equity incentive plan compensation have been converted from British pounds to U.S. dollars using an exchange rate as of the dates of payment, February 28, 2017 and February 28, 2016, of 1.24293 and 1.38767 U.S. dollars, respectively, for each British pound.

2016 Grants of Plan-Based Awards Table

The following table provides information about annual incentive bonus and equity awards granted to the named executive officers in 2016.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/share)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Alicia Secor	7/20/2016	—	51,265	102,530	153,795	—	—	—
President and Chief Executive Officer				—	—	225,000	7.59	1,047,305
Frank C. Condella, Jr.	2/19/2016	—	83,709	167,417	251,126	—	—	—
Former President and Chief Executive Officer			—	—	—	110,000	7.82	535,906
George O. Elston	2/19/2016	—	64,000	128,000	192,000	—	—	—
Former Chief Financial Officer			—	—	—	50,000	7.82	243,594
Dr. Nikin Patel	2/19/2016	—	70,145	140,290	210,435	—	—	—
Chief Operating Officer(5)			—	—	—	50,000	7.82	243,594
Dr. Bridget A. Martell	2/19/2016	—	64,000	128,000	192,000	—	—	—
Chief Medical Officer			—	—	—	50,000	7.82	243,594

(1)

These columns show the range of possible payouts for 2016 annual incentive compensation granted under the Incentive Plan. For a description of the 2016 annual incentive program, see “Compensation Discussion and Analysis—2016 Annual Cash Incentive Bonuses”. Estimated possible payments were pro-rated to reflect actual service periods for Ms. Secor and Mr. Condella. The actual amounts paid to our named executive officers under the 2016 annual incentive program were as follows – Ms. Secor, $61,518; Mr. Condella, $100,450; Mr. Elston, $87,040; Dr. Patel, $95,397; and Dr. Martell, $87,040.

(2)	Represents the number of shares underlying stock option awards that were granted to the named executive officers in 2016 under the 2015 Plan.
(3)	The exercise price is the closing price on the Nasdaq Global Market on the date of grant.
(4)

These amounts represent the grant date fair value of the stock option awards granted to the named executive officers in 2016, computed in accordance with the ASC Topic 718. See Note 2 to the consolidated financial statements included in our 2016 Annual Report as filed on March 7, 2017, regarding the assumptions underlying the valuation of our equity awards.

(5)

The amounts shown in the table above for Dr. Patel’s possible payouts under non-equity incentive plan awards have been converted from British pounds to U.S. dollars using an exchange rate as of February 28, 2017 of 1.24293 U.S. dollars for each British pound.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information on outstanding stock options held by the named executive officers as of December 31, 2016. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option grant date.

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Alicia Secor	7/20/2016	—	225,000	7.59	7/20/2023
President and Chief Executive Officer
Frank C. Condella, Jr.	9/15/2010	43,748	—	8.56	9/15/2017
Former President and Chief Executive Officer	2/7/2011	39,374	—	20.72	2/7/2018
	2/29/2012	39,374	—	5.28	2/29/2019
	3/1/2013	18,751	9,374	4.95	3/1/2020
	3/10/2014	20,000	20,000	7.05	3/10/2021
	2/11/2015	17,500	22,500	5.56	2/11/2022
	2/19/2016	—	110,000	7.82	2/19/2023
George O. Elston	10/1/2014	37,500	—	5.97	10/1/2021
Former Chief Financial Officer	2/19/2016	—	50,000	7.82	2/19/2023
Dr. Nikin Patel	3/10/2014	16,000	16,000	7.05	3/10/2021
Chief Operating Officer	2/11/2015	13,999	18,001	5.56	2/11/2022
	2/19/2016	—	50,000	7.82	2/19/2023
Dr. Bridget A. Martell	1/6/2015	15,000	45,000	5.63	1/6/2022
Chief Medical Officer	2/19/2016	—	50,000	7.82	2/19/2023

(1)	Option Awards Vesting Schedule:

Grant Date	Vesting Schedule
3/1/2013	The remaining shares vested as follows: 9,374 shares on 3/1/2017.
3/10/2014	The remaining shares vested / vest as follows: (i) Mr. Condella 10,000 shares on 3/10/2017 and 10,000 shares on 3/10/2018, and (ii) Dr. Patel 8,000 shares on 3/10/2017 and 8,000 shares on 3/10/2018.
1/6/2015	The remaining shares vested / vest as follows: 15,000 shares on 1/6/2017, 15,000 shares on 1/6/2018 and 15,000 shares on 1/6/2019.
2/11/2015

The remaining shares vested / vest in increments of 6.25% on each three-month anniversary of the grant date as follows: (i) Mr. Condella 2,500 shares every three months through February 11, 2019, and (ii) Dr. Patel 2,000 shares every three months through February 11, 2019.

2/19/2016

The remaining shares vested / vest as follows: (i) Mr. Condella 27,500 shares on 2/19/2017, 27,500 shares on 2/19/2018, 27,500 shares on 2/19/2019 and 27,500 shares on 2/19/2020, (ii) Dr. Patel 12,500 shares on 2/19/2017, 12,500 shares on 2/19/2018, 12,500 shares on 2/19/2019 and 12,500 shares on 2/19/2020, and (iii) Dr. Martell 12,500 shares on 2/19/2017, 12,500 shares on 2/19/2018, 12,500 shares on 2/19/2019 and 12,500 shares on 2/19/2020.  Mr. Elston’s 2/19/2016 option, none of which was vested, was cancelled on 12/31/2016 upon Mr. Elston’s separation from the Company on that date.

7/20/2016

The remaining shares vest as follows: 56,250 shares on 7/20/2017, 56,250 shares on 7/20/2018, 56,250 shares on 7/20/2019 and 56,250 shares on 7/20/2020.  The option is subject to full vesting acceleration upon a Change of Control as set forth in the 2015 Plan.

Option Exercises and Stock Vested in 2016

None of our named executive officers exercised any stock options or had other equity awards vest in the year ended December 31, 2016.

Payments upon Termination or Change of Control

We have entered into employment agreements with each of Ms. Secor, Messrs. Condella and Elston and Drs. Patel and Martell, provide for cash compensation, benefits, and/or the acceleration of the vesting of equity awards in the event of their termination of employment under certain circumstances, as described below. The severance payments described below are subject to the executive’s execution of a general release of the Company, as described in the various agreements.

In addition, our 2015 Plan provides for the acceleration and vesting of equity awards granted under the plan in the event of a Change of Control.  The acceleration is either single-trigger or double-trigger depending on when the award was granted, and whether any provision is made for the assumption or substitution of awards in the event of a Change of Control.

Alicia Secor

Ms. Secor’s employment agreement, effective August 1, 2016, provides for the following payments and/or benefits upon termination of her employment:

Type of Termination	Description of Payments/Benefits
Death	Base salary through the effective date of termination together with any accrued but unused vacation pay.
Resignation by employee without Good Reason	Base salary through the effective date of termination together with any accrued but unused vacation pay.
Termination by the Company with Cause	Base salary through the effective date of termination together with any accrued but unused vacation pay.
Termination by the Company without Cause

(i) Base salary through the effective date of termination together with any accrued but unused vacation pay; (ii) 12 months of base salary; (iii) target bonus set at no less than 60% of base salary, and (iv) an amount equal to 12 months of the Company’s portion of medical and dental benefits if these benefits were elected.

Resignation by the employee with Good Reason

(i) Base salary through the effective date of termination together with any accrued but unused vacation pay; (ii) 12 months of base salary; (iii) target bonus set at no less than 60% of base salary, and (iv) an amount equal to 12 months of the Company’s portion of medical and dental benefits if these benefits were elected.

Termination by the Company without Cause or Resignation by the Employee with Good Reason within 24 months after a Change of Control

(i) Base salary through the effective date of termination together with any accrued but unused vacation pay; (ii) 12 months of base salary; (iii) target bonus set at no less than 60% of base salary, and (iv) an amount equal to 12 months of the Company’s portion of medical and dental benefits if these benefits were elected.

On April 12, 2017, Ms. Secor’s employment agreement was amended and restated to provide for, among other things, (i) an increase to her annual base compensation to $459,200, and (ii) in the event of termination by the Company without Cause or resignation by Ms. Secor with Good Reason within 24 months after a Change of Control, she is entitled the benefits described in the above table, except that she is entitled to an additional 18 months of base salary instead of an additional 12 months of base salary, and to 1.5x her target bonus instead of a target bonus set at no less than 60% of base salary.

The following table describes the potential payments and benefits that Ms. Secor would have been entitled to receive under the terms of her employment agreement had her employment terminated on December 30, 2016 or had a Change of Control occurred on December 30, 2016.

	Cash Severance Payment(1) ($)	Vacation Pay(2) ($)	Continuation of Medical/ Welfare Benefits (present value) ($)	Acceleration of Equity Awards(3) ($)	Total ($)
Death	N/A	3,627	N/A	N/A	3,627
Resignation by employee without Good Reason	N/A	3,627	N/A	N/A	3,627
Termination by Company with Cause	N/A	3,627	N/A	N/A	3,627
Termination by the Company without Cause	656,000	3,627	14,133	N/A	673,760
Resignation by employee with Good Reason	656,000	3,627	14,133	N/A	673,760
Termination by the Company without Cause or Resignation by employee for Good Reason within 24 months after a Change of Control	656,000	3,627	14,133	N/A	673,760
Change of Control	N/A	N/A	N/A	—	—

N/A—Not Applicable

(1)	Payment of the amount of base salary for 12 months following the date of termination and target bonus set at no less than 60% of base salary.
(2)	Assumes 2.3 vacation days. Unused and accrued vacation benefits are paid in a lump sum.
(3)

Represents the intrinsic value of both vested and unvested stock options on December 30, 2016, based on the difference between the closing market price of the Company’s Common Stock on December 30, 2016 ($5.60) and the applicable exercise price of all such stock options. Upon vesting, these stock options will be exercisable for 180 days after the date of termination (along with any previously vested stock option awards).  The exercise price of Ms. Secor’s stock options exceeded the closing market price of the Company’s Common Stock on December 30, 2016.

Frank C. Condella

In connection with resignation as President and Chief Executive Officer effective as of August 1, 2016, Mr. Condella received a cash payment of $15,771 for 10 days of accrued and unused vacation.  Mr. Condella also entered into a Transition and Consulting Agreement with the Company upon his separation.  Under the Transition and Consulting Agreement, Mr. Condella received total cash payments of $52,500 for his services.  Additionally, Mr. Condella was compensated as a non-employee director subsequent to his separation.  He received cash payments of $15,000 and restricted stock awards valued at $44,995 for his service as an independent director in 2016.  Mr. Condella’s prior stock option grants (with an intrinsic value of $6,993 based on the difference between the Company’s closing stock price of $5.60 on December 30, 2016 and the exercise prices) continue to vest as long as he remains a consultant to the Company.

George O. Elston

Mr. Elston separated from the Company as of December 31, 2016. The following table describes the payments and benefits that Mr. Elston received in connection with his separation from the Company as of December 31, 2016 under the terms of his separation agreement with the Company, which include amounts payable to him under his employment agreement without Cause.

Cash Severance Payment ($)	Vacation Pay ($)	Continuation of Medical/Welfare Benefits (Present Value) ($)	Total Termination Benefits ($)
267,060	33,235	12,404	312,699

Dr. Nikin Patel

Dr. Patel’s employment agreement provides for severance in the event the Company elects to terminate his employment with less than six months’ prior written notice. Had the Company elected to terminate his employment on December 30, 2016, with no prior written notice, Dr. Patel would have been entitled to receive £102,609 (or $126,578 using an exchange rate as of December 31, 2016 of 1.2336 U.S. dollars for each British pound), the equivalent of six months of base salary, plus any accrued but unused vacation.

In addition, had a Change of Control (as defined under the 2015 Plan) occurred on December 30, 2016, Dr. Patel’s outstanding equity awards (with an intrinsic value of less than $1,000 as of December 30, 2016) would have become immediately and fully vested and exercisable.

On April 27, 2017, Dr. Patel’s employment agreement was amended and restated to provide for, among other things, (i) an update to his target bonus percentage to 45% of base salary, with a ceiling of 67.5% of base salary and (ii) in the event of termination by the Company without Cause or resignation by Dr. Patel with Good Reason within 24 months after a Change of Control, he is entitled to base salary through the effective date of termination together with any accrued but unused vacation pay, 12 months of base salary, 12 months of target bonus, an amount equal to 12 months of the Company’s portion of medical and dental benefits if these benefits were elected, and full acceleration of equity granted on or after March 3, 2017.

Dr. Bridget A. Martell

Dr. Martell’s employment agreement, effective January 5, 2015, provides for the following payments and/or benefits upon termination of her employment:

Type of Termination	Description of Payments/Benefits
Death	Base salary through the effective date of termination together with any accrued but unused vacation pay.
Resignation by employee without Good Reason	Base salary through the effective date of termination together with any accrued but unused vacation pay.
Termination by the Company with Cause	Base salary through the effective date of termination together with any accrued but unused vacation pay.
Termination by the Company without Cause

(i) Base salary through the effective date of termination together with any accrued but unused vacation pay; (ii) six months of base salary; and (iii) an amount equal to six months of the Company’s portion of medical and dental benefits if these benefits were elected.

Resignation by the employee with Good Reason

(i) Base salary through the effective date of termination together with any accrued but unused vacation pay; (ii) six months of base salary; and (iii) an amount equal to six months of the Company’s portion of medical and dental benefits if these benefits were elected.

Termination by the Company without Cause or Resignation by the Employee with Good Reason within six months after a Change of Control

(i) Base salary through the effective date of termination together with any accrued but unused vacation pay; (ii) six months of base salary and accrued bonus; and (iii) an amount equal to six months of the Company’s portion of medical and dental benefits if these benefits were elected.

On April 12, 2017, Dr. Martell’s employment agreement was amended and restated to provide for, among other things, (i) an increase to her annual base compensation to $360,000, (ii) in the event of termination by the Company without Cause or resignation by Dr. Martell with Good Reason within 24 months after a Change of Control, she is entitled the benefits described in the above table, except that she is entitled to an additional 12 months of base salary instead of an additional 6 months of base salary, to 12 months of her target bonus instead of 6 months of accrued bonus, and to 12 months of the Company’s portion of medical and dental benefits if these benefits were elected instead of 6 months, and (iii) in the event of termination by the Company without Cause or resignation by Dr. Martell with Good Reason within 24 months after a Change of Control, full vesting acceleration of all equity granted to her by the Company on or after March 3, 2017.

The following table describes the potential payments and benefits that Dr. Martell would have been entitled to receive under the terms of her employment agreement had her employment terminated on December 30, 2016 and under the terms of our 2015 Plan had a Change of Control occurred on December 30, 2016.

	Cash Severance Payment(1) ($)	Vacation Pay(2) ($)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration of Equity Awards(3) ($)	Total ($)
Death	N/A	24,615	N/A	N/A	24,615
Resignation by employee without Good Reason	N/A	24,615	N/A	N/A	24,615
Termination by Company with Cause	N/A	24,615	N/A	N/A	24,615
Termination by the Company without Cause	160,000	24,615	12,058	N/A	196,673
Resignation by employee with Good Reason	160,000	24,615	12,058	N/A	196,673
Termination by the Company without Cause or Resignation by employee for Good Reason after a Change of Control	160,000	24,615	12,058	N/A	196,673
Change of Control	N/A	N/A	N/A	—	—

N/A—Not Applicable

(1)	Payment of the amount of base salary for six months following the date of termination.
(2)	Assumes 20 vacation days. Unused and accrued vacation benefits are paid in a lump sum.
(3)

Represents the intrinsic value of both vested and unvested stock options on December 30, 2016 ($5.60) and the applicable exercise price of all such stock options.  Upon vesting, these stock options will be exercisable for 180 days after the date of termination (along with any previously vested stock option awards).  The exercise price of Dr. Martell’s stock options exceeded the closing market price of the Company’s Common Stock on December 30, 2016.

Director Compensation Program for 2016

Effective as of July 2016, the Company provides to non-employee directors reimbursement for expenses and the following compensation. A Board Chair who also serves as a committee Chair does not receive the committee Chair retainer.

	Chair	Member
Annual Retainer	$80,000	$40,000
Audit Committee Retainer	$20,000	$10,000
Compensation Committee Retainer	$15,000	$6,250
Nominating & Governance Committee Retainer	$10,000	$5,000
Annual Equity Award (1)	$78,750	$45,000

(1)

Consists of a grant of the number of shares of restricted stock under the Company’s Long-Term Performance Plan determined by dividing $45,000 ($78,750 for the Board Chair) by the fair market value of the Company’s Common Stock on the date of grant. Provided, however, if an insufficient number of shares of restricted stock are available for issuance under the Company’s 2015 Plan, the balance of the value will consist of a grant of stock options to purchase shares of the Company’s Common Stock with a grant date fair value equal to the amount set forth above using the Black-Scholes option pricing model. The equity awards vest in full at the annual meeting of stockholders following the date of grant.

2016 Director Compensation

Directors who are employees receive no additional compensation for serving on the Board. In 2016, we provided the following annual compensation to our non-employee directors.

Name of Director	Fees Earned and Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Dr. Frank M. Armstrong	61,370	44,995	106,365
Frank C. Condella, Jr. (3)	15,000	44,995	59,995
Cristina Csimma	42,684	44,995	87,679
James A. Geraghty	74,294	78,748	153,042
Dr. Mary Ann Gray (4)	43,397	44,995	88,392
Donald H. Hunter (5)	30,750	—	30,750
Ann Merrifield	44,830	44,995	89,825

(1)	This column reports the amount of cash compensation earned or paid in 2016 for Board and committee service.
(2)

This column represents the aggregate grant date fair value of awards of restricted stock granted during the fiscal year ended December 31, 2016, computed in accordance with ASC Topic 718. The aggregate grant date fair value for the restricted stock awards granted to each director upon his or her reelection to the Board at the 2016 Annual Meeting was $44,995 ($78,748 for the Board Chair). The number of shares underlying each such award was determined by dividing $45,000 ($78,750 for the Board Chair) by the fair market value of the Company’s Common Stock on the date of the grant.

(3)

Mr. Condella resigned as the Company’s President and Chief Executive Officer effective August 1, 2016 and his employment with the Company terminated August 15, 2016, and was entitled to compensation for service on the Board following his termination of employment.

(4)	Dr. Gray joined the Board in March 2016.
(5)	Mr. Hunter resigned from the Board effective March 23, 2016.

The aggregate total number of shares underlying stock option awards and restricted stock awards outstanding at December 31, 2016 for the non-employee directors are shown below:

Name	Number of Shares Underlying Options	Number of Restricted Shares
Dr. Frank M. Armstrong	—	6,064
Cristina Csimma	—	6,064
Frank C. Condella, Jr. (1)	340,621	6,064
James A. Geraghty	70,000	10,613
Dr. Mary Ann Gray	—	6,064
Donald H. Hunter (2)	—	—
Ann Merrifield	—	6,064

(1)

Mr. Condella resigned as the Company’s President and Chief Executive Officer effective August 1, 2016, his employment with the Company terminated August 15, 2016 and he was considered a non-employee director following the termination of his employment. His unvested stock options continue to vest as long as he remains a consultant to the Company.

(2)	Mr. Hunter resigned from the Board effective March 23, 2016.

Compensation Committee Interlocks and Insider Participation

During 2016, Dr. Frank M. Armstrong (Chair), Dr. Cristina Csimma and Ann Merrifield served as members of the Compensation Committee. No member of the Compensation Committee has ever served as an executive officer or employee of the Company.  None of the Company’s executive officers served, during the fiscal year ended December 31, 2016, as a member of the Board or compensation committee of any entity (other than the Company) that has one or more executive officers serving on the Company’s Board or the Compensation Committee.

Equity Compensation Plan Information

The following table sets forth aggregate information for the fiscal year ended December 31, 2016, regarding the Company’s compensation plans, including individual compensation agreements, under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,291,059		7.20	2,157,517
Equity compensation plans not approved by security holders	225,000	(1)	7.59	—
Total	1,516,059		7.26	2,157,517

(1)

Effective July 20, 2016, the Company granted Ms. Secor an inducement non-qualified stock option to purchase 225,000 shares of the company’s common stock at an exercise price per share of $7.59, the closing price of the Company’s common stock on the date of grant.  The stock option vests over four years from the grant date, with of 25% of the shares vesting on each of the first four anniversaries of the grant date.  The option vests in full upon a Change of Control (as defined in the 2015 Plan).

The Company has three shareholder-approved equity compensation plans: the 1996 Long-Term Performance Plan, the 2008 Long-Term Incentive Plan, and the 2015 Plan.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2016. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.

The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board. The Board, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable Nasdaq Marketplace Rules and under Section 10A(m)(3) of the Exchange Act. Juniper has identified Mary Ann Gray as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee has sole authority to retain, oversee, and terminate the Company’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to independently monitor and review these processes. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, including, without limitation, with respect to auditor independence. The Audit Committee members must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent registered public accounting firm, the Audit Committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee held 15 meetings during the year ended December 31, 2016. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and BDO USA, LLP and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firms for the fiscal year ended December 31, 2016. The Audit Committee discussed with BDO USA, LLP and PricewaterhouseCoopers LLP, with and without management present, the results of their examinations and their evaluations of the Company’s audited consolidated financial statements.

In fulfilling the Committee’s oversight responsibilities, Committee members reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016, with Juniper’s management and PricewaterhouseCoopers LLP, who were responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee also discussed with PricewaterhouseCoopers LLP matters related to the conduct of the audit of the Company’s financial statements and all matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee’s discussions included a discussion of the background and experience of the independent auditors’ audit team assigned to Juniper and the quality control procedures established by PricewaterhouseCoopers LLP. The Audit Committee received the written disclosures and the letters from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers LLP their independence from the Company and its management. The Audit Committee met with PricewaterhouseCoopers LLP with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

AUDIT COMMITTEE:
Dr. Mary Ann Gray, Chair
Dr. Frank M. Armstrong
James A. Geraghty

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Mr. Condella has informed the Board of Directors that he will not stand for re-election at the Annual Meeting. The accompanying form of proxy, when properly executed and returned to the Company, will be voted “FOR” the election as directors of the seven persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

Nominees for the Board of Directors

The Board has nominated Dr. Frank M. Armstrong, Dr. Cristina Csimma, James A. Geraghty, Dr. Mary Ann Gray, Ann Merrifield, Dr. Nikin Patel and Ms. Alicia Secor for election as directors. All of the nominees have served as directors since the 2016 Annual Meeting, except for Ms. Secor, who joined the Board in August 2016. Information regarding the business experience of each nominee and his or her service on boards of directors of other public companies is provided in “Board of Directors and Corporate Governance”.

Except for Dr. Patel and Ms. Secor, who are employees of the Company, the Board has determined that each director qualifies as an “independent” director under the applicable Nasdaq Marketplace Rules. The Board based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Vote Required

Each of the seven nominees for director will be elected to the Board if the number of Shares voted “for” such nominee exceeds the number of Shares voted “against” such nominee, provided that a quorum is present. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” each of the director nominees.

If an incumbent nominee is not elected by a majority of votes cast, our bylaws require the incumbent director to tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the director’s tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, and publicly disclose its decision and rationale within ninety (90) days from the date of the certification of the election results.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DR. ARMSTRONG, DR. CSIMMA, MR. GERAGHTY, DR. GRAY, MS. MERRIFIELD, DR. PATEL AND MS. SECOR.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and the Board is asking stockholders to ratify that selection. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by our stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the selection of PricewaterhouseCoopers LLP, the Audit Committee and the Board will reconsider the selection of such firm as the Company’s independent registered public accounting firm. Even if stockholders vote on an advisory basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by the Shares present in person or represented by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF JUNIPER’S NAMED EXECUTIVE OFFICERS

The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See “Compensation Discussion and Analysis” above.

As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 the Company is presenting the following proposal, which gives you as a stockholder the opportunity to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, by voting for or against the following resolution. While the vote on the resolution is advisory in nature, and therefore will not bind us to take any particular action, the Board and the Compensation Committee value the opinions of our stockholders and intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our executive compensation program.

RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.

Vote Required

The affirmative vote of a majority of the votes cast by the Shares present in person or represented by proxy at the Annual Meeting is required to approve (on a non-binding, advisory basis) the resolution. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING, ADVISORY PROPOSAL TO APPROVE THE COMPENSATION OF JUNIPER’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

The Company is presenting this proposal, which gives you as a stockholder the opportunity to inform the Company as to how frequently wish the Company to include a “say-on-pay” proposal, similar to Proposal 3, in our proxy statement (a “say-on-frequency” vote) in the future. While this say-on--frequency vote is advisory in nature and therefore will not bind us to adopt any particular frequency, our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in determining how frequently we will hold future say-on-pay votes. Stockholders may indicate whether they prefer that we hold a say-on-pay vote every three years, every two years, or every year, or they may abstain from this vote.

The Board recommends in this proxy that our stockholders vote for a frequency of every year. For the purposes of the non-binding, advisory vote on this Proposal 4, the Company will take into consideration the stockholder votes for each of the alternatives set forth in the proxy card with respect to this Proposal. Unless otherwise instructed, the proxy holders will vote proxies received by them for “EVERY YEAR” for the proposal.

Shareholders may vote, on an advisory basis, for the frequency with which they prefer to have a say-on-pay vote is:

•	every three years;
•	every two years;
•	every year; or,
•	abstain from voting.

Vote Required

The option of every one year, two years, or three years that receives the highest number of votes cast by the Shares present in person or represented by proxy at the Annual Meeting will be deemed the frequency for the advisory votes on executive compensation that has been recommended by our stockholders. For the purposes of the non-binding, advisory vote on this Proposal 4, the Company will take into consideration the stockholder vote on each of the alternatives set forth in the proxy card with respect to this Proposal. Unless otherwise instructed, the proxy holders will vote proxies received by them for “EVERY YEAR” for the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR A FREQUENCY OF “EVERY YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

OTHER MATTERS

The Board knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company’s Chief Financial Officer by writing to Juniper Pharmaceuticals, Inc., 33 Arch Street, Suite 3110, Boston, Massachusetts 02110, or by calling (617) 639-1500. If a stockholder is receiving multiple copies of this Proxy Statement at the stockholder’s household and would like to receive a single copy of the Proxy Statement for a stockholder’s household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company’s Chief Financial Officer to request mailing of a single copy of this Proxy Statement.

THE COMPANY’S WEBSITE

In addition to the information about the Company contained in this Proxy Statement, extensive information about the Company can be found on its website located at  www.juniperpharma.com  including information about its management team, products and services and its corporate governance practices. The content on the Company’s website is available for information purposes only, should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE

The Company’s principal executive office is located at 33 Arch Street, Suite 3110, Boston, Massachusetts 02110.

ANNUAL REPORT AND OTHER SEC FILINGS

Our 2016 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website  www.juniperpharma.com  under the “Investor Relations” tab. These and other SEC filings, including this Proxy Statement, are also available on the SEC’s website at  www.sec.gov . The Company will provide, without charge, to any person upon written request or telephone call a copy of any of our SEC filings. All such requests should be directed to our Chief Financial Officer, Juniper Pharmaceuticals, Inc., 33 Arch Street, Suite 3110, Boston, Massachusetts 02110, or by calling (617) 639-1500.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?
A:

Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:

Juniper will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access. In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of Proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee of $12,000, plus expenses. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	How do I propose individuals to serve as directors?
A:

Stockholders wishing to submit to the Nominating and Corporate Governance Committee qualified candidates for possible nomination to the Board may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Juniper Pharmaceuticals, Inc., 33 Arch Street, Suite 3100, Boston, Massachusetts 02110:

(i)	Name of the candidate and a brief biographical sketch and resume;
(ii)	Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected;
(iii)	A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held; and
(iv)	Other information as described in our bylaws.

Such nominations must be received within the time periods described below for stockholder proposals outside of Rule 14a-8.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders?
A:

Yes, you may submit proposals for consideration at next year’s annual meeting of stockholders (the “2018 Annual Meeting”). In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2018 Annual Meeting, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before May 11, 2018 (or by January 11, 2018).

A proposal submitted by a stockholder outside of the process of Rule 14a-8 for the 2018 Annual Meeting will not be considered timely unless such proposal is received by us no later than March 30, 2018 and no earlier than February 28, 2018 in accordance with our bylaws. The proxy to be solicited on behalf of our Board for the 2018 Annual Meeting may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2018 Annual Meeting.

By Order of the Board of Directors

Corporate Secretary
May 11, 2017

0 14475 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JUNIPER PHARMACEUTICALS, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 30, 2017 The undersigned hereby appoints each of Jeffrey E. Young and Alicia Secor, as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock, $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, of Juniper Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on May 8, 2017, at the Company's Annual Meeting of Stockholders, to be held on June 30, 2017, or at any adjournment or adjournments thereof. (Continued, and to be signed, on the reverse side.) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF JUNIPER PHARMACEUTICALS, INC. June 30, 2017 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18460/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors Nominees: Frank Armstrong Cristina Csimma James A. Geraghty Mary Ann Gray Ann Merrifield Nikin Patel Alicia Secor 2. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. 3. Approve in a non-binding advisory vote the Company's executive compensation. 4. Approve the Frequency of Future Advisory Votes on Executive Compensation. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES, “FOR” PROPOSALS 2 AND 3, AND FOR “1 YEAR” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00003333333303040000 0 063017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted "FOR" the election of each of the nominees in Proposal 1, "FOR" Proposals 2 and 3, and for “1 Year” on Proposal 4. PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED. 1 YEAR 2 YEARS 3 YEARS ABSTAIN